Exhibit 99.1

Event Name: Q1 2007 Florida East Coast Industries Inc. Earnings Conference Call

Event Date: 2007-05-09

******************************************************

Courtney Wen;FD

Adolfo Henriques;Florida East Coast Industries Inc.;Chairman, President & CEO

Dan Popky;Florida East Coast Industries Inc.;CFO

Sheila McGrath;;Analyst

Ben Carter;;Analyst

Tony Reiner;;Analyst

Roy Hya;;Analyst

Operator;;

Presentation

Operator: Welcome and thank you for standing by. At this time, all participants are in a listen-only mode until the question-and-answer session of today’s conference. (OPERATOR INSTRUCTIONS). I would also like to remind parties this call is being recorded. If you have any objections, please disconnect at this time. I would now like to turn the call over to Courtney Wen. Thank you, ma’am, you may begin.

Courtney Wen: Good morning. By now, you should have received a copy of the press release. If not, copies of the press release can be found on the FECI website at www.feci.com. A presentation accompanying this conference call is also available on the Company’s website.

This conference call is being simultaneously webcast on the Company’s website. A replay of this call will be available through May 23.

During the course of this call, the Company will make forward-looking statements, including statements on such matters as business and market conditions, forecasts for the year and management’s intentions and expectations. Because such statements deal with future events, they’re subject to a number of risks and uncertainties, and actual results could differ materially from those projected in the forward-looking statements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in this morning’s press release and from time to time in the Company’s SEC filings including its most recent Forms 10-K and 10-Q. The Company assumes no obligation to update information concerning its expectations.

Included in management’s comments are certain non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is found on the last page of the 2007 first quarter press release, which was also furnished today on Form 8-K to the SEC and is also found on the Company’s Website.

After management has completed its review of the quarter, we will open the call for questions.

I would now like to turn the call over to Adolfo Henriques, Chairman, President and Chief Executive Officer of Florida East Coast Industries. Mr. Henriques, please go ahead.

Adolfo Henriques: Thank you very much, Courtney. Good morning, everyone and thank you for joining us. Welcome to our first quarter earnings call. Joining me this morning are our Chief Financial Officer, Dan Popky, and our Vice President and Treasurer, Brad Lehan. We will briefly review the transaction we announced yesterday, go over this year’s first quarter and then answer any questions that you have.

As you may have already seen, yesterday, we announced that we have entered into a definitive merger agreement with certain private equity funds managed by affiliates of Fortress Investment Group under which Fortress will acquire Florida East Coast Industries, subject of course to customary closing conditions and shareholder and regulatory approvals. Our shareholders will receive a special dividend in the amount of $21.50 and $62.50 in merger consideration for each share of common stock. The combined payments total $84.00 per share and represent a 34% premium over our last 90-day average stock price and a 97% premium over the price of $42.63 per share when I joined your company as CEO just over 2 years ago. Our Board believes this is a very favorable transaction for our shareholders, our customers and our employees.

Now, I’m going to turn the call over to Dan so that we can go over the first quarter results with you.

Dan Popky: Thank you, Adolfo. Starting with the real estate business on slide 8. At Flagler, realty rental revenues and operating profit both increased 18% in the quarter and operating profit before depreciation and amortization increased 14%. The office and industrial markets in Florida are strong and we are prudently adding new product to capitalize on this demand, at the same time raising rental rates. Our overall occupancy for the first quarter increased to 97% while same-store occupancy remained strong at a functionally-full level of 96%.

Our Realty Services business, which includes construction, brokerage, property management and development activities, continued to make a significant contribution as its revenues increased by $19.1 million to $19.5 million and operating income in the quarter for our services business was $4.7 million, up from $200,000 last year. This contribution is directly related to the Codina acquisition which we closed in April of last year.

Flagler’s first quarter rental and services revenues increased to $46.6 million from $23.5 million in last year’s first quarter. $19.1 million of the increase is from the Codina Group. The remaining $4.0 million increase is from higher rental revenues from our operating properties.

The $4.0 million increase in rental revenues includes $1.6 million from our same-store properties and $2.4 million from new properties added in 2005, 2006 and 2007. The same-store increase is due to higher occupancy, higher rents on new leases and increases in recoverable expense billings due to increased operating costs that can be passed on to the tenants.

Realty rental operating profit before depreciation and amortization increased 14% to $16.5 million in this year’s first quarter.

Buildings delivered in 2005, 2006 and 2007 added $1.6 million while same store properties added $500,000 compared to last years’ first quarter.

Total realty segment operating profit in this year’s first quarter was $6.0 million compared to $17 million last year. The decline is due primarily to three large land sales in last year’s first quarter which generated $13.8 million of operating profit. Operating profit from realty rental increased by $1.3 million benefiting from new buildings delivered and same-store properties.

Operating profit from Realty Services in the first quarter increased by $4.5 million compared to last year, which reflects the Codina acquisition and the inclusion of the former Codina construction, brokerage, property management and development activities. Also included in the $4.5 million is $3.1 million of development profit related to the 2701 LeJeune Road project.

Land and overhead costs increased to $8.1 million, compared to $4.9 million in the first quarter of last year. $2 million of the increase is due to restricted stock and intangibles amortization related to the Codina acquisition.

The outlook for our rental properties remains strong. Our outlook remains unchanged, so for the full-year 2007, we expect Flagler’s rental revenues to range between $105 million to $115 million, an increase of 8% to 18% over 2006; and realty rental operating profit before depreciation and amortization is expected to range between $65 million to $69 million, an increase of 7% to 14% over 2006, after adjusting in 2006 for $1.8 million of net hurricane recoveries. Realty rental operating profit is expected to range between $32 million to $35 million, which includes approximately $33 million to $34 million of depreciation and amortization.

For 2007, we continue to expect capital investments at Flagler to be between $90 million to $115 million. This includes $70 million to $80 million for new building construction and park infrastructure and $10 million to $15 million for existing operating properties. Also included is $10 million to $20 million of expected investments in the Boca 54, 2701 LeJeune, Downtown Doral, Beacon Lakes and Beacon Villages joint ventures.

Now, let’s move to the Railway.

Railway revenues for the first quarter were $59.8 million or 11% below the 2006 level of $67.1 million while operating profit was $14.4 million or $4.4 million lower than 2006.

These results were anticipated based on the declines in volume in our aggregate and automobile traffic over the record volumes we experienced in the first quarter of 2006. The soft residential construction market and challenges at the domestic automobile manufacturers led to lower carload volumes and revenue. In addition, the prior year quarter volumes benefited from Hurricane rebuilding activity. As a result of anticipated lower volumes, the Railway reviewed its cost structure and took several steps to reduce costs now and in the future. Steps were taken early on to revise train schedules and starts, reduce labor costs, and target cost saving opportunities.

Railway segment revenues in the quarter declined 11% compared to last year. Carload revenues decreased 16.3%, while intermodal revenues decreased by 1.2%. Ancillary revenues were down approximately $1 million compared to last year due to lower trailer and container storage revenues. Revenues were impacted primarily from reduced aggregate and domestic auto manufacturers’ volumes. In addition, during the first quarter of 2006, the Railway benefited from additional volume related to the fourth quarter 2005 hurricane activity.

Of the 11% revenue decrease in the quarter, 12.5% came from volume, 1.4% from a decline in ancillary revenue and 0.5% from decreased fuel surcharges. This was partially offset by a 3.6% rate & mix improvement.

Railway operating profit was $14.4 million in the first quarter, down $4.4 million from $18.8 million last year. The decrease in operating profit was primarily due to lower revenues from reduced carload volume, which were partially offset on the expense side by lower Compensation and Benefits expense and fuel expense.

Due to the year-over-year volume decline during the first quarter, the Railway initiated cost reduction initiatives that are anticipated to result in $4.2 million of reduced costs for 2007. The initiatives include staff reductions, a reduction of leased rail cars, modifications to the existing train schedule and reduced contract services. In connection with the work force reductions, the Railway did incur $400,000 of severance during the first quarter of 2007.

Let me now turn to the 2007 outlook for the Railway. We continue to expect Railway segment revenues to range between $265 million to $280 million, which is flat to an increase of 6% over 2006 and operating profit is expected to range between $72 million to $76 million, a decrease of 2% to an increase of 4% over 2006 after adjusting full year 2006 for $5.3 million of net hurricane recoveries.

Aggregate volumes have continued to be impacted by the slowdown in residential construction and the weak domestic auto business. We do expect volumes to improve in the second half of 2007 as conditions for our aggregate and auto customers improve.

While there may be some short-term variability in volumes, we believe that the growth in Florida will continue to drive demand for all commodities over the long term.

We continue to expect CapEx for the Railway to range between $42 million to $47 million in 2007, excluding land purchases.

Turning now to our consolidated cash flow statement. During the first quarter, the Company generated $24.9 million of cash from operating activities. We spent $45 million on CapEx, which includes $34 million at Flagler and $11 million at the Railway and we invested $1.7 million into JVs. During the quarter, we had borrowings, net of payments, of $22.2 million, primarily to finance Flagler’s development activities and we paid $2.5 million in dividends. We ended the quarter with $4 million in cash.

I’ll now turn the call back to Adolfo.

Adolfo Henriques: Dan, thank you very much. In summary, Flagler delivered strong results for the quarter. Our Flagler team has done a great job keeping our buildings full, leasing new space as it comes on line and really pushing the envelope on higher rental rates. We remain focused on maximizing property values through the entitlement process which will continue to add value and they are looking for ways always to grow and for new opportunities.

The Railway continues to face a weak residential construction market, but work very diligently with its customers in order to facilitate their shift to more commercial and infrastructure related opportunities. Our automobile traffic has also remained sluggish, but we are optimistic this will pick up as we move further into 2007. The Railway continues to look at its cost structure and planned investments and will continue to make necessary adjustments to its rail network, workforce, and capital investments given the current environment. Having said that, we believe our Railway has a strategic position, which continues to provide a strong competitive advantage and our intermodal business continues to grow.

Let me just close by saying that the proposed acquisition by Fortress is very favorable to our shareholders and we will continue diligently working to secure all necessary regulatory approvals and shareholder approval.

I will now turn the call over to the operator and we would be glad to answer any questions that you might have. Operator?

Q-and-A

Operator: (OPERATOR INSTRUCTIONS). Sheila McGrath.

Sheila McGrath: Good morning. I have a couple questions. If you could just give us a little insight on why this structure of the $21.50 dividend and also how that dividend will be treated for tax purposes.

Adolfo Henriques: Sheila, thanks for joining us this morning. Let me just say that I can’t provide a precise characterization at this time of that because for tax purposes, the characterization of the dividend is going to depend on the Company’s current and accumulated earnings and profits as of December 31st of 2007. While we expect that a preponderance of that amount is going to be recorded as a dividend for tax purposes, we can provide no assurances at this time and really our shareholders should be consulting with their tax advisers on this issue.

As to why the transaction was structured in that manner, it was the negotiations with the buyer and the Board believed that this was a way to maximize our shareholder value.

Sheila McGrath: Okay. Adolfo, one other question, if you could just give us a little update on if anything has changed on the timeline for the sale — the potential sale of the right of way and also on freeing up acreage at Hialeah Railyard.

Adolfo Henriques: Yes. I’ll — addressing both of those. With regards to the right of way, we continue to work with the state, the Florida Department of Transportation and we will continue to work with them. As you know, there has been a change of administration in Florida and discussions will continue and the first phase of the study was completed. I think that they are in the process of getting on with the second phase of the study, analyzing this, but there has been no change in the status of that.

With regards to Hialeah Yard, again also no change in the status of that. We are continuing to look at Hialeah Yard and see whether or not there is any way that we can either restructure the operations there and so on, but at this time, there has been no change in the status.

Sheila McGrath: Okay. Thanks a lot.

Operator: Ben Carter.

Ben Carter: Hey, guys. Congratulations on an excellent quarter. We were really impressed with the rental growth especially. My question — we were just doing a little bit of work here. We look at some of your comparable companies and apply a discount and look at the values you have given us for the undeveloped portfolio to the public market. And we are getting to a per share value of about $108. And then when we consider the right-of-way payment and net present value that — we get another $15 potentially. My question is as it relates to this bid which resulted from a non-auction process, why is it in the best interest of the shareholders here assembled to vote in favor for this transaction?

Adolfo Henriques: Ben, I am not sure how you came up with those numbers and maybe we can spend some time going through those numbers, but our Board has looked at our

Company very aggressively and very exhaustively and really believes that this is a fair value for our shareholders.

Ben Carter: Given just the strategic value of these assets to potential office REITs and the class one railroad partners that you have, I guess my question is why didn’t we go into a full-blown auction process just to make sure that we are getting the maximum potential value given that we still own these assets and not this buy-out partner?

Adolfo Henriques: Certainly — we went through a very robust process that will be very fully described in the proxy statement. I think that our shareholders will be very pleased with the process that the Board undertook in order to come to the conclusion that this is something that they would recommend to the shareholders.

Ben Carter: It sounded like from the Bloomberg press releases and financial news reports yesterday, it was something like a three-week process and I think that has probably a lot of us on the phone somewhat confused. Can you kind of confirm or deny how that played out?

Adolfo Henriques: I can’t comment on Bloomberg because they don’t issue our press releases. We issue our press releases and our press release didn’t say anything of that sort. The only thing that I can tell you is that we have been working — the Board has been working on this for a very long period of time and this was a very robust process and it will be fully described in the proxy statement.

Ben Carter: Okay. Well, thanks for your help, guys. I will just jump back in the queue and let some other people talk.

Adolfo Henriques: Thanks, Ben.

Operator: [Tony Reiner].

Tony Reiner: Hi. Congratulations on the quarter, guys. Along the same lines of that last question, can you comment at all before we wait for proxy statement? I mean it seems — if the process were real robust, you don’t talk about it at all?

Adolfo Henriques: This is Adolfo Henriques. Let me just, Tony, answer your question again. I mean it will be fully described and it was a very robust process and we and the Board believes was very, very adequate.

Tony Reiner: Okay. I mean given certainly some of what Ben was saying and some of what is going on in the space and some of — I understand you put out your own press releases and everything else is speculation and everything. But to say wait for the proxy so we can learn more about what happened as we just had events — I think some of us shareholders and we are certainly — one of some decent size — would like some more color. So is there anything you can tell us now?

Adolfo Henriques: Tony, this was a very full process that we went through. And —.

Tony Reiner: Can you tell us how long it took?

Adolfo Henriques: We have been working on this for a long period of time. It has been months and we have worked with a number of other parties and again as I am saying to you and really let me just share with you that I am not going to expound any more than what I have, this was a very full process and it will be fully described in the proxy statement.

Tony Reiner: Was there some consultation with some of the larger shareholders as far as the end result?

Adolfo Henriques: I’m sorry?

Tony Reiner: Was there consultation or input from any of the shareholder base? I mean not from me, clearly, but from any of the other large shareholders as far as the price being fair, adequate, as far as the process being done, as far as levels of satisfaction?

Adolfo Henriques: No, there was no participation by — outside of the Board members and the management of the Company.

Tony Reiner: Was that done to prevent leaks or prevent talks given some of the rumors out or was it done —?

Adolfo Henriques: Of course, we clearly wanted to make sure that there were — there was no inappropriate information provided anywhere outside of the Company.

Tony Reiner: Okay. I appreciate your help. I look forward to reading more and thank you very much.

Adolfo Henriques: Thank you.

Operator: Roy Hya.

Roy Hya: Hi. Sorry, I signed on right after I heard the first question. I just wanted to confirm what your expectations were as to the nature of the dividend, how would it be taxed. Just to clarify. You expected the preponderance of the dividend to be qualified, is that correct?

Adolfo Henriques: Yes. We expect that it will be recorded as a dividend for tax purposes, but as I have stated before and I will state again, we can provide no assurances at this time and really you should be consulting with your tax advisors on it.

Roy Hya: Okay. I just wanted to make sure I heard that correctly. Thank you.

Adolfo Henriques: You are welcome.

Operator: (OPERATOR INSTRUCTIONS). I have nothing further from the phones at this time, sir.

Adolfo Henriques: Thank you so very much, operator, and to all on the call, thank you so much for joining us. Again, I am very pleased with the results that we had in the Company and think this is a very fair transaction for all of our shareholders. Thank you and we will be talking to you again in the future.

Operator: That concludes today’s conference. Thank you for participating. You may disconnect at this time.

Important Additional Information Will be Filed with the SEC

Florida East Coast Industries plans to file with the SEC a proxy statement in connection with the transaction with Fortress. FECI shareholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about FECI, Fortress and the proposed transaction. The final proxy statement will be mailed to shareholders of FECI. In addition to the documents described above, FECI files annual, quarterly and current reports, proxy statements and other information with the SEC. The proxy statement and other relevant materials (when they become available), and any other documents filed with the SEC by FECI, are available without charge at the SEC’s website at http://www.sec.gov, or at FECI’s website at http://www.feci.com.

Participants in Solicitation

Neither Florida East Coast Industries nor Fortress is currently engaged in a solicitation of proxies from the shareholders of FECI in connection with the proposed transaction. If a proxy solicitation commences, FECI, Fortress and their respective directors and officers and other members of management may be deemed to be participants in such solicitation. Information regarding FECI directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2006, and its proxy statement, dated April 25, 2007, for its 2007 annual meeting of shareholders, which are filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents to be filed with the SEC in connection with the proposed transaction.

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NYSE
NYSE

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Florida East Coast
INDUSTRIES

Florida East Coast Industries, Inc. First Quarter 2007 Earnings Review May 9, 2007 Exhibit 99.1

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Florida East Coast RAILWAY

FLAGLER

Florida East Coast INDUSTRIES

Florida East Coast Industries
A Florida Railroad and Real Estate Company
Regional freight railroad that
operates 351 miles of main line
track with the most direct route
from Jacksonville to Miami and
provides intermodal drayage
services in the Southeast U.S.
Real estate development company
that develops, constructs, owns,
manages, leases, acquires and sells
commercial and industrial properties
located in Florida, primarily
Jacksonville, Orlando, Lakeland,
Sunrise and Miami
RAILROAD REAL ESTATE
Flagler Development
Group
(“FLAGLER”)
•
Listed on NYSE: FLA
•
Market Capitalization $2.1B
(as of 3/31/07)
•
Shares Outstanding: 35.9M
(as of 3/31/07)
• Annual Dividend: $0.28
Company Snapshot
Florida East Coast
Railway, L.L.C.
(“FECR”)

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Florida East Coast
INDUSTRIES

Florida East Coast Industries, Inc.
Forward-Looking Statements
This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-
looking statements include the Company's present expectations or beliefs concerning future events. These statements may be identified by the use of words like "plan," "expect," "aim," "believe," "project,"
"anticipate," "intend," "estimate," "may," "will," "should," "could," and other expressions that indicate future events and trends. Such forward-looking statements may include, without limitation, statements that the
Company does not expect that lawsuits, environmental costs, commitments, including future contractual obligations, contingent liabilities, financing availability, labor negotiations or other matters will have a material adverse effect on its consolidated financial condition. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements.
These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against FECI and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger, including the receipt of shareholder approval and regulatory approvals; (4) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger; and other risks that are set forth in FECI’s SEC filings. Also, forward-looking statements may include statements concerning future capital needs and sources of such capital funding, statements concerning future intentions with respect to the payment of dividends, execution of a share repurchase program, and other potential capital distributions, number of shares to be repurchased, availability of cash to fund the stock repurchase, ability to reinvest (tax-deferred) sales proceeds into qualifying
§1031
properties, future level of traffic volumes, future growth
potential of the Company's lines of business, performance of the Company's product offerings, intention to entitle and develop real estate, ability to complete planned acquisitions, ability of each party to an announced transaction to satisfy the closing conditions in the agreement, expected completion dates, issuance of contingent consideration, completion of existing and future projects, statements regarding accessibility, visibility, expansion opportunities, ability to complete transactions within specified time frame; failure or inability of third parties to fulfill their commitments or to perform their obligations under agreements; costs and availability of land and construction materials; the intentions to close the construction and demolition debris (C&D) facility at Beacon Countyline at the current estimated cost, the resolution of litigation involving minin
g in South Florida and other similar expressions concerning matters that are not historical facts, and projections relating to the Company's financial results. The Company cautions that such forward-
looking statements are necessarily based on certain assumptions, which are subject to risks and uncertainties that could cause actual results to materially differ from those contained in these forward-
looking statements. Important factors that could cause such differences include, but are not limited to, the changing general economic conditions and the residential real estate market in the state of Florida as well as the southeast US and the
Caribbean as they relate to economically sensitive products in freight service and building rental activities; ability to manage through economic recessions or downturns in customers'
business cycles; ability to pass through fuel surcharges to customers; a slow down in construction activities in Florida, including the residential market; the impact of interim or final orders related to mining activities in South Florida issued by courts or regulatory agencies including the United States District Court and the US Army Corps of Engineers on the Company's rail volumes; industry competition;
consolidation within industries of the Company's customers; ongoing challenges in the US domestic auto makers ability to be competitive; possible future changes in the Company's structure, lines of business, business and investment strategies, and related implementation; legislative or regulatory changes; technological changes; volatility of fuel prices (including volatility caused by military actions); the Railway's ability to purchase low sulfur diesel fuel; changes in levels of preventive and capital maintenance, asset replacement and depreciation rates resulting from assumptions in the Railway right-of-
way and equipment life studies; changes in the ability of the Company to complete its financing plans, changes in interest rates, the settlement of future contractual obligations as estimated in time and amount
(customary to the Company's historical cost structure) including labor negotiations and recoveries from damage claims in a satisfactory way; changes in insurance markets, including availability of windstorm coverage, increases in insurance premiums and deductibles; the availability and costs of attracting and retaining qualified independent third party contractors; timing and amount of issuance of contingent consideration; liability for environmental remediation and changes in environmental laws and regulations; the ultimate outcome of environmental investigations or proceedings and other types of claims and litigation, natural events such as weather conditions, hurricanes, floods, earthquakes and forest fires; discretionary government decisions affecting the use of land and delays resulting from weather conditions and other natural occurrences, like hurricanes, that may affect construction or cause damage to assets; the ability of buyers to terminate contracts to purchase real estate from the Company prior to the expiration of inspection periods; failure or inability of third parties to fulfill their commitments or to perform their obligations under agreements; failure of one or all parties to meet requirements, terms and conditions for closing; ability to complete transactions within a specified time frame; costs and availability of land and construction materials; buyers' inability or unwillingness to close transactions, particularly where buyers only forfeit deposits upon failure to close; the ability of the Company to close the Beacon Countyline C&D facility at the current estimated costs; the ability to accomplish certain zoning changes or other land use changes by the Company or others; the Company's future taxable income and other factors that may affect the availability and timing of utilization of the Company's deferred tax assets; uncertainties, changes or litigation related to tax laws, regulations; and other risks inherent in the real estate and other businesses of the Company. Further information on these and other risk factors is included in the
Company’s
filings
with the Securities and Exchange Commission, including the
Company’s
most recently filed Forms 10-K and 10-Q. The Company assumes no obligation to update the information contained in this presentation, which speaks only as of its date.

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Florida East Coast
INDUSTRIES

4 Adolfo Henriques Chairman, President & CEO FLORIDA EAST COAST INDUSTRIES, INC.

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Florida East Coast
INDUSTRIES

•
Yesterday, FECI announced it had entered into a definitive merger agreement with certain private equity funds managed by affiliates of Fortress Investment Group, LLC under which Fortress will
acquire FECI
FECI will pay a special dividend in the amount of $21.50 in
cash
In the merger FECI shareholders will receive $62.50 in cash
for each share of common stock they hold, a total of $84.00
in cash
•
Transaction is subject to customary closing conditions,  including receipt of regulatory approvals and majority shareholder approval
•
Transaction expected to close during third quarter 2007
Company Update

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Florida East Coast INDUSTRIES

6 Daniel H. Popky Chief Financial Officer FINANCIAL REVIEW

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FLAGLER CENTER
A FLAGLER PROPERTY

Florida East Coast
INDUSTRIES

7 FLAGLER DEVELOPMENT GROUP Flagler Center, Jacksonville

First Quarter Overview
First Quarter 2007 - Real Estate
• Realty rental revenues increased 18% to $26.9 million
• Realty rental operating profit increased 18% to $8.5 million
• Realty rental operating profit before depreciation & amortization increased $2.1 million, or 14%, to $16.5 million
• Overall occupancy increased to 97%; Same Store occupancy stable at
96%
• Realty Services continues to enhance revenues and profits

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Q1
2006
Operating
Properties
Q1
2007
First Quarter - in Millions
Flagler Rental & Services Revenue Growth
$46.6
+98.3%
$4.0
$23.5
Realty
Services (1)
$19.1
(1) Includes construction, brokerage, property management and development revenues

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Florida East Coast
INDUSTRIES

10 Q1 2006 New in ’05/’06/’07 Q1 2007 First Quarter - in Millions Flagler Realty Rental Revenue Growth $26.9 +17.6% $2.4 $22.9 Same Store $1.6

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Florida East Coast
INDUSTRIES

Q1
2006
Same
Store
New in
’05/’06/’07
Q1
2007
First Quarter - in Millions
$16.5
+14.0%
$1.6
$0.5
$14.4
Flagler Realty Rental Operating Profit Before
Depreciation & Amortization* Growth
* See page 24 for reconciliation of non-GAAP measures.

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Florida East Coast
INDUSTRIES

Realty Segment Operating Profit
$16.8 $6.0 Realty Operating Profit
(4.9) (8.1)
(1)
Land and Overhead
0.5 0.5 Railway Realty Rental
13.8 0.4 Realty Sales
0.2 4.7 Realty Services
$7.2 $8.5 Realty Rental
Operating Profit:
2006 2007
Quarter Ended
March 31
First Quarter - in Millions
(1) Includes $1.5 million of restricted stock amortization and $0.5 million of intangibles amortization related to the Codina acquisition.

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Florida East Coast
INDUSTRIES

Full Year – In Millions
2007 Flagler Outlook
Realty Rental
Revenues
Realty Rental Operating Profit
before Depreciation &
Amortization*
(1) Excludes Hurricane recoveries, net of expenses, of $1.8 million in 2006
* See page 24 for reconciliation of non-GAAP measures
8 - 18%
$97.4 $105-$115
Realty Rental
Operating Profit
7 -14%
$65-$69
$60.7 (1)
$30.6 $32-$35
2006 2007
2006 2007 2006
2007
(1)

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Florida East Coast
INDUSTRIES

Flagler Capital Investments
* Excludes land acquisitions
$27.0
$75.0
$80.0
$132.7
$90-$115
(in millions)
$118.6
0
10
20
30
40
50
60
70
80
90
100
110
120
130
140
2002 2003 2004 2005 2006 2007
Forecast*
Existing Operating Properties Infrastructure
Investments in Joint Ventures Acquisition
New Building Construction

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mōdis
100
Florida East Coast

Florida East Coast
INDUSTRIES

15 FLORIDA EAST COAST RAILWAY

First Quarter Overview
First Quarter 2007 – Railway
• Revenues decreased 11% to $59.8 million from $67.1 million
• Operating profit decreased $4.4 million to $14.4 million
• Continued softness in housing and automobile markets impacted
Carload volumes
• Cost cutting initiatives implemented

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Florida East Coast
INDUSTRIES

17 Railway Revenue $67.1 $59.8 ($6.0) ($1.0) ($0.3) Q1 2006 Carload Intermodal All Other Q1 2007 First Quarter - in Millions - 16.3% - 1.2% - 46.6% -10.8%

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Florida East Coast INDUSTRIES

18 $59.8 ($0.3) $2.4 ($8.4) ($1.0) $67.1 Railway Revenue Detail Q1 2006 Volume Rate & Mix Fuel Recovery Q1 2007 First Quarter - in Millions -12.5% +3.6% -0.5% -10.8% Ancillary -1.4%

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Florida East Coast
INDUSTRIES

$18.8
$14.4
$24.3
$20.1
2006 2007 2006 2007
Railway Profit
Operating
Profit
Operating Profit
before Depreciation*
* See page 24 for reconciliation of non-GAAP measures
23.7%
17.6%
First Quarter – In Millions

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Florida East Coast INDUSTRIES

2006 2007
2007 Railway Outlook
Revenues
Operating Profit
(1) Excludes Hurricane recoveries, net of expenses, of $5.3 million
Full Year – In Millions
Flat - 6%
2% Decrease to 4% Increase
2006 2007
$264.1
$265-$280
$73.1
(1)
$72-$76

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Florida East Coast
INDUSTRIES

0
10
20
30
40
50
2002 2003 2004 2005 2006 2007
Outlook
$30
$27
$30
$39(1)
$42-$47
Maintenance capital
Productivity & growth capital
*
(in millions)
$45
Railway Capital Expenditures
*Before the purchase of any strategic land parcels to be used for industrial development
(1)Productivity and growth capital includes $5.1 million of land purchased for future development

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Florida East Coast INDUSTRIES

Condensed Consolidated Statements
of Cash Flows
0.5 Proceeds from exercise of options
-
0.1
Other
-
0.4
Investment by minority interest
- (1.7) Investments in joint ventures
$107.9 $ 4.0
Cash and cash equivalents at end of period
76.0
5.1
Cash and cash equivalents at beginning of period
31.9 (1.1) Net (decrease) increase in cash and cash equivalents
3.4 20.2 Net cash provided by financing activities
-
(0.4)
Other
(2.0) (2.5) Payment of dividends
(1.3) 22.2 Changes in long-term debt
Cash flows from financing activities
3.2
(46.2)
Net cash (used in) provided by  investing activities
45.1 0.5 Proceeds from disposition of assets
(41.9) (45.1)
Purchases of properties
Cash flows from investing activities
$ 25.3 $24.9
Net cash generated by operating activities
2006 2007
(in millions)
Quarter Ended
March 31
6.7

Looking Forward.
• Florida economy remains strong
• Strategic position provides strong competitive
advantage
• Railway management team focused on quickly
adapting to customers’ shifting needs
• Real estate team focused on capturing demand and
maximizing property values through entitlement
process

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Florida East Coast
INDUSTRIES

Reconciliation of Non-GAAP
to GAAP Measures
$62.6
30.1
$32.5
$100.9
22.4
$78.5
2006
$14.5
7.3
7.2
$24.3
5.5
$18.8
Q106
$16.5
8.0
8.5
$20.1
5.7
$14.4
Q107
$85.5 $67.5 $62.6
Railway Segment’s
operating profit before
depreciation
$65-$69 $55.8 $44.8 $40.1
Realty rental properties’
operating profit before
D&A expense
33-34 28.2 $23.1 22.3
Rental properties’ D&A
expenses
$32-35 $27.6 $21.7 $17.8
Flagler’s realty rental
properties’ operating profit
$72-76
Outlook
2007
21.8
$63.7
2005
Railway Segment’s –
depreciation expense
Railway Segment’s
operating profit
(in millions)
19.6
$43.0
2003
20.2
$47.3
2004

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Florida East Coast
INDUSTRIES

Important Additional Information Will be Filed with the SEC
Florida East Coast Industries plans to file with the SEC a proxy statement in connection with the transaction with
Fortress. FECI shareholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about FECI, Fortress and the proposed transaction. The final proxy statement will be mailed to shareholders of FECI. In addition to the documents described above, FECI files annual, quarterly and current reports, proxy statements and other information with the SEC. The proxy statement and other relevant materials (when they become available), and any other documents filed with the SEC by FECI, are available without charge at the SEC's website at http://www.sec.gov, or at FECI’s website at
http://www.feci.com.
Participants in Solicitation
Neither Florida East Coast Industries nor Fortress is currently engaged in a solicitation of proxies from the shareholders of FECI in connection with the proposed transaction. If a proxy solicitation commences, FECI, Fortress and their respective directors and officers and other members of management may be deemed to be participants in such solicitation. Information regarding FECI directors and executive officers is available in its Annual Report on
Form 10-K for the year ended December 31, 2006, and its proxy statement, dated April 25, 2007, for its 2007 annual meeting of shareholders, which are filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents to be filed with the SEC in connection with the proposed transaction.

Florida East Coast Industries, Inc. First Quarter 2007 Earnings Review May 9, 2007